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                                                                    EXHIBIT 21.1

                               CRAWFORD & COMPANY

                       LISTING OF SUBSIDIARY CORPORATIONS*


                                                         Jurisdiction in
         Subsidiary                                      Which Organized
         ----------                                      ---------------
Crawford & Company of California                         Delaware

Crawford & Company of Florida                            Delaware

Crawford & Company of Illinois                           Delaware

Crawford & Company of New York, Inc.                     New York

Crawford & Company Employment Services, Inc.             Delaware

Risk Sciences Group, Inc.                                Delaware

Crawford & Company (Bermuda) Limited                     Bermuda

Crawford & Company HealthCare Management, Inc.           Delaware

Crawford & Company International, Inc.                   Georgia

Crawford-THG Limited                                     England

Crawford-THG (Canada) Limited                            Province of Ontario



* Excludes subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the year ended December 31, 1997.